EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Sirco International Corp. for the registration of 670,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements and schedules of Sirco International Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.


                                               /s/ Nussbaum Yates & Wolpow, P.C.

                                               NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
April 23, 1997